UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 4, 2017

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State of Incorporation)	(Commission File Number)	(IRS employer identification no.)

121 South 17th Street
Mattoon, Illinois	61938-3987
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (217) 235-3311

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 1.01. Entry into a Material Definitive Agreement.

On July 3, 2017, Consolidated Communications Holdings, Inc. (the “Company”) acquired FairPoint Communications, Inc. (“FairPoint”) pursuant to a merger transaction.

As a result of that acquisition, under the Third Amended and Restated Credit Agreement, dated as of October 5, 2016, as amended, among the Company, Consolidated Communications, Inc., a wholly-owned subsidiary of the Company (“CCI”), the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and other agents party thereto (the “Credit Agreement”), certain of the FairPoint subsidiaries that the Company acquired through the merger transaction (the “FairPoint Guarantors”) were required to guarantee certain obligations under the Credit Agreement and to pledge as collateral, and grant liens on and security interests in, all assets and property, whether now owned or existing or hereafter acquired or arising, of such FairPoint Guarantors as provided for in or contemplated by the Credit Agreement. As of July 3, 2017, certain FairPoint Guarantors became parties to the Collateral Agreement (as defined in the Credit Agreement) and the Guaranty Agreement (as defined in the Credit Agreement) by executing a Joinder Agreement dated as of July 3, 2017, which was filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed by the Company with the SEC on July 7, 2017.

On August 4, 2017, each of the FairPoint subsidiaries that the Company acquired through the merger transaction that are incorporated under the laws of the State of Maine (the “FairPoint Maine Guarantors”) became parties to the Collateral Agreement (as defined in the Credit Agreement) and the Guaranty Agreement (as defined in the Credit Agreement) by executing a Joinder Agreement dated as of August 4, 2017. The Joinder Agreement is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

In addition, as a result of the FairPoint Maine Guarantors becoming guarantors under the Credit Agreement, each FairPoint Maine Guarantor was also required to guarantee $500,000,000 aggregate principal amount of 6.50% Senior Notes due 2022 of CCI issued pursuant to that certain indenture dated as of September 18, 2014 (as supplemented, the “Indenture”), by and among CCI, the Guarantors named therein, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), by entering into a Sixth Supplemental Indenture with the Trustee, dated as of August 4, 2017.  For a description of the Indenture, see the Current Reports on Form 8-K filed by the Company with the SEC on September 24, 2014, October 22, 2014, November 14, 2014, June 11, 2015, January 5, 2016 and July 7, 2017, which are incorporated herein by reference. The Sixth Supplemental Indenture is filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1*	Joinder Agreement, dated as of August 4, 2017, among Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders under the Credit Agreement

4.2	Sixth Supplemental Indenture, dated as of August 4, 2017, among Consolidated Communications Holdings, Inc., Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Trustee

* Schedules and other attachments are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2017
Consolidated Communications Holdings, Inc.

	By:	/s/ Steven L. Childers
Name: Steven L. Childers
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Joinder Agreement, dated as of August 4, 2017, among Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Administrative Agent for the Lenders under the Credit Agreement

4.2	Sixth Supplemental Indenture, dated as of August 4, 2017, among Consolidated Communications Holdings, Inc., Consolidated Communications, Inc., the subsidiaries of Consolidated Communications Holdings, Inc. party thereto and Wells Fargo Bank, National Association, as Trustee

* Schedules and other attachments are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.